UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 20, 2009

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29472 (Commission File Number)	23-1722724 (IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 20, 2009, Amkor Assembly & Test (Shanghai) Co., Ltd., a Chinese subsidiary (“Amkor China”) entered into a US$50 million working capital facility agreement (“Credit Facility”) with China Construction Bank Co., Ltd. (“CCB”), maturing in January 2011.
Principal amounts borrowed must be repaid within twelve months of the drawdown date, and may be prepaid at any time without penalty. Amounts borrowed under the Credit Facility will bear interest at LIBOR plus 1.7%, payable in semi-annual payments. All principal and interest must be repaid by January 2011.
In connection with the Credit Facility, Amkor China and CCB also entered into a real property mortgage agreement, pursuant to which Amkor China agreed to grant CCB a first priority mortgage on certain real property and buildings in China.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Joanne Solomon
Joanne Solomon
Corporate Vice President and Chief Financial Officer

Date: January 23, 2009